LASER-PACIFIC MEDIA CORPORATION
                              809 N. Cahuenga Blvd.
                           Hollywood, California 90038
                                 (323) 462-6266

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 15, 2001

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Laser-Pacific Media Corporation, ("the Company"), a Delaware corporation. This proxy is for use at the annual meeting of stockholders of the Company (the "Annual Meeting"). The Annual Meeting is to be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Blvd., Hollywood, CA 90028 on June 15, 2001 at 3:00 p.m., and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

     All shares of common stock of the Company ("Common Stock") represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions contained therein. If instructions are not given in the proxy, it will be voted "FOR" the election of the directors nominated as set forth under "Election of Directors" below. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment. At the time of the mailing of this Proxy Statement, the Company was not aware of any matters needing to be acted upon at the meeting except for those matters discussed in this Proxy Statement.

     Any stockholder who returns a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person; or by delivering a written statement to the Company, stating that the proxy is revoked; or by executing and delivering to the Secretary of the Company a duly executed proxy bearing a later date than the enclosed proxy.

     This Proxy Statement, together with the accompanying proxy, is first being mailed on or about May 17, 2001, to the Company's stockholders of record at the close of business on May 7, 2001.

     The Company's principal executive offices are located at 809 North Cahuenga Boulevard, Hollywood, California 90038.

                                   SECURITIES

     The Company has one class of voting stock outstanding, designated Common Stock, with a par value of $.0001. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Only stockholders of record as of the close of business on May 7, 2001 are entitled to notice of and to vote at the Annual Meeting. As of the record date, May 7, 2001, there were 7,751,295 shares of Common stock outstanding.

     A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business. Abstentions and other "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on a proposal where a broker is not permitted to vote on the matter absent instructions from the beneficial owners of the shares and no instructions are given.

                              ELECTION OF DIRECTORS


     The Company is incorporated in the State of Delaware and neither the laws of that state nor the Certificate of Incorporation of the Company requires cumulative voting in the election of the Board of Directors. If a quorum is present nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes have no effect on the vote.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.


Nominees

     Five directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his respective successor is elected and qualified. The Board of Directors has nominated for election as directors the five persons named below. All of these nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. If any of such nominees should be unable or should decline to serve, the discretionary authority provided in the proxies received will be exercised to vote for a substitute nominee or nominees of the Board of Directors, unless otherwise instructed. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the five nominees listed below. The Board of Directors has no reason to believe that any substitute nominee will be required.

     The following table sets forth certain information as of April 30, 2001, with respect to the Board's nominees:

                                   Director
Name                       Age      Since        Position with Company
James R. Parks             50       1990         Chairman of the Board and Chief Executive Officer
Emory M. Cohen             58       1990         President, Chief Operating Officer and Director
Thomas D. Gordon (1)       52       1999         Director
Craig A. Jacobson (1)      48       1999         Director
David C. Merritt (1)       46       2001         Director
------------------

(1)  Member of the Audit Committee.

                               BOARD OF DIRECTORS

Biographical Information on Current Directors

     The following biographical information is furnished with respect to the Company's directors:

     James R. Parks has been Chairman of the Board and Chief Executive Officer of the Company since March of 1994 and a director since the inception of the Company in 1990. Since 1978, Mr. Parks has been a partner of Parks, Palmer, Turner and Yemenedjian, certified public accountants. Since January 1, 2000, Mr. Parks has been a Business Unit Leader of CBIZ Southern California Inc, (NASDAQ). Mr. Parks is Chairman of the Board of Reality Center Management Inc, a privately held real estate management and development company. Mr. Parks is a director of Sybron Dental Specialties Inc, (NYSE).

     Emory M. Cohen is the Company's President and Chief Operating Officer and a director and has held such positions since the inception of the Company in 1990. Mr. Cohen received a motion picture Academy Award in 1978 for inventing a system that applies electronic and videotape technology to motion picture post-production sound recording, and an Emmy Award in 1989 in connection with the Company's Electronic Laboratory(TM).

     Thomas D. Gordon has served as a director of the Company since July 1999. Since 1994 Mr. Gordon has served as the Chief Executive Officer of the Cedars-Sinai Medical Care Foundation, Cedars-Sinai Health System Medical Network Services and Medical Group of Beverly Hills, Inc. From 1989 to 1994, Mr. Gordon served as the Chief Executive Officer of the Medical Group of Beverly Hills. In addition, Mr. Gordon serves as Assistant Clinical Professor for the Graduate Program in Health Care Administration and Institute for Diversity Program at the University of Southern California. Mr. Gordon is a member of Laser-Pacific's Audit Committee.

     Craig A. Jacobson has served as a director of the Company since December 1999. Mr. Jacobson is a partner with the law firm Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Hertz and Goldring, LLP, which he helped to found in 1987. The firm specializes in entertainment law for the motion picture and television industry. Mr. Jacobson is a member of Laser-Pacific's Audit Committee.

     David C. Merritt has served as a director of the Company since January 2001. Mr. Merritt heads the Entertainment Media Advisory Group of Gerard Klauer Mattison & Company Inc. Previously, Mr. Merritt served 24 years at KPMG LLP. During his tenure with KPMG, which included 14 years as a partner, he headed the Media Entertainment Practice. Mr. Merritt is the Chairman of Laser-Pacific's Audit Committee.

     Committees

     The Audit Committee is the only standing committee of the Board of Directors. As of January 9, 2001 Mr. Gordon, Mr. Jacobson and Mr. Merritt comprised the Audit Committee. The Audit Committee met twice in 2000 and met on two separate occasions in 2001 with the independent accountants to discuss the year ended December 31, 2000. The principal duties of the Audit Committee are detailed in the Company's Audit Committee Charter, adopted June 7, 2000, which is attached as Appendix A. The Audit Committee as currently comprised meets the independence requirements of the Securities and Exchange Commission and the National Association of Securities Dealers.

Attendance  and  Compensation

     During the year ended December 31, 2000, the Board of Directors met seven times. All directors attended at least 80% of the total Board meetings and the meetings of the committee on which they serve.

     Directors who are not officers or employees of the Company receive $1,000 per month and are granted options to purchase the Company's Common Stock. Craig Jacobson was granted options to purchase 20,000 shares of Common Stock, with an exercise price of $4.13, on April 25, 2000. On April 25, 2000 options to purchase 20,000 shares of Common Stock, that were originally granted to Thomas Gordon on December 22, 1999, were repriced from $9.94 to $4.13 per share. Additionally, Thomas Gordon and Craig Jacobson were each granted options to purchase 10,000 shares of Common Stock, with an exercise price of $1.78, on November 9, 2000. David Merritt was granted options to purchase 10,000 shares of Common Stock, with an exercise price of $2.13, on March 21, 2001.

                               EXECUTIVE OFFICERS

     Officers are appointed by the Board of Directors of the Company. Information with respect to Messrs. James R. Parks (Chairman of the Board and Chief Executive Officer) and Emory M. Cohen (President and Chief Operating Officer) is set forth on page three. Information with respect to Leon D. Silverman, Robert McClain and Randolph D. Blim is set forth below:

Name                       Age                  Position with Company

Leon D. Silverman          46                   Executive Vice President

Randolph D. Blim           54                   Senior Vice President

Robert McClain             53                   Chief Financial Officer
                                                Vice President and Secretary

     Leon D. Silverman has served as Executive Vice President since the inception of the Company in 1990. Mr. Silverman is a Founding Member of the Technology Council of the Television and Motion Picture Industry and currently serves as Executive Vice President of its Executive Committee. In addition, he currently serves as President of the Southern California Chapter of the International Teleproduction Society.

     Randolph D. Blim has been the Senior Vice President of Engineering since the inception of the Company in 1990. Mr. Blim was awarded an Emmy in 1989 for Outstanding Achievement in Engineering Development in connection with the Company's Electronic Laboratory(TM).

     Robert McClain is a Certified Public Accountant; he became Chief Financial Officer in November 1994. He was employed by Betson Pacific; a privately held corporation that develops and distributes coin operated equipment, as Chief Financial Officer and Director of Operations from 1992 through November 1994 when he left to join the Company.

     No family relationships exist between any of the officers or directors of the Company.

                       REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION


     The Board of Directors is responsible for reviewing benefits and compensation for all of the Company's officers. The Board's executive compensation policies are designed to enhance the financial performance of the Company and stockholder value.

     The executive compensation program is viewed in total considering all of the component parts: base salary, bonus and long-term incentive compensation in the form of stock options. In evaluating the performance of and in setting the salary and incentive compensation of the executive officers, the Board considers, in the aggregate, the following factors: industry factors, taking into account compensation paid by competitors and the amount required to be paid by the Company to retain key employees; the progress made by the Company in the growth of its business; the performance of the Company's stock; and the Company's overall financial performance.

     The Chief Executive Officer's salary was set at $208,000 annually in March 1994, and was based on the criteria discussed in the preceding paragraph and has not changed. Mr. Parks received a performance bonus of $12,000 in 2000. Mr. Parks, as a major stockholder of the Company, believes that most of his compensation incentive is derived from increasing the share value of the Company's stock which is directly related to the Company's performance.

     The Board of Directors awarded a performance bonus based on the Company's superior operating performance in 2000 of $50,000 to Emory M. Cohen and performance bonuses of $35,000 each to Randolph D. Blim, Leon D. Silverman, and Robert McClain for the fiscal year ended December 31, 2000. Options to purchase shares of the Company's Common Stock at $4.13 were granted to James R. Parks, Emory M. Cohen, Leon Silverman, Randolph D. Blim, and Robert McClain on April 25, 2000. The number of options granted is detailed on the schedule on page 10
(ten) of this proxy statement.

     Following is a summary of the current compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

     James R. Parks is currently employed by the Company at an annual salary of $208,000. Mr. Parks is not employed pursuant to a written agreement, but serves at the discretion of and on terms determined by the Board of Directors. Mr. Parks provides services to the Company on an as-needed basis.

     Emory M. Cohen has a five-year employment agreement with the Company, entered into as of May 15, 1990, which has no termination date but is terminable upon five years' written notice or upon 30 days notice for cause, as defined. Under the terms of the agreement, Mr. Cohen is entitled to a minimum annual salary of $350,000, subject to adjustment if the cost of living increases more than 10 percent in any year, with a bonus in an amount to be determined by the Board of Directors. In addition, he is entitled to other specified benefits such as an automobile, reimbursement of expenses, and life, health, and disability insurance benefits. Commencing on the effective date of a change of control of the Company, if either the Company terminates the executive's employment contract, other than for specified reasons, or the executive elects to terminate his employment within nine months of the change in control, then the executive shall, on the date of either termination, receive a lump sum payment of three times his annual compensation. In the event payments are required as a result of a change of control, then no further compensation shall be payable to the executive under this agreement.

     Leon D. Silverman is currently employed by the Company at an annual salary of $275,000, and is entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits. Mr. Silverman has no written agreement with the Company and serves at the discretion of the Board of Directors.

     Randolph D. Blim is employed by the Company pursuant to an employment agreement that expires on July 23, 2002. The agreement requires that the executive be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. Blim's current annual salary is $219,600 with required yearly increases of 3% over the term of the agreement, with an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

     Robert McClain is currently employed by the Company pursuant to an employment agreement that expires July 31, 2002. The agreement requires that the executive be given 120 days written notice prior to the date of termination. If a 120-day written notice is not given by either party, prior to the expiration of the current agreement, and in all subsequent years, the agreement will be renewed for one additional year. The agreement is terminable upon 30 days notice for cause as defined in the agreement. Mr. McClain's current annual salary is $200,000 with an annual bonus in an amount to be determined by the Board of Directors. He is also entitled to other specified benefits such as an automobile allowance, reimbursement of expenses, and life, health, and disability insurance benefits.

     The SEC requires public companies to state their compensation policies with respect to federal income tax laws that limit to $1,000,000 the deductibility of compensation paid to the executive officers named in this proxy statement. In light of the current level of compensation of the Company's named executive officers, the Board of Directors of the Company has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.


                                       SUBMITTED BY THE BOARD OF DIRECTORS
                                        OF LASER-PACIFIC MEDIA CORPORATION



                                          /s/ James R. Parks
                                              James R. Parks, Chairman

                                          /s/ Emory M. Cohen
                                              Emory M. Cohen

                                          /s/ Thomas D. Gordon
                                              Thomas D. Gordon

                                          /s/ Craig A. Jacobson
                                              Craig A. Jacobson

                                          /s/ David C. Merritt
                                              David C. Merritt






     The Board of Directors does not have a compensation committee. During fiscal year ended December 31, 2000, two members of the Board, each of whom participated in decisions regarding executive officer compensation, were executive officers of the Company, James R. Parks and Emory M. Cohen. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             AUDIT COMMITTEE REPORT

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Laser-Pacific Media Corporation's Board of Directors submits the following report:

Audit Committee Report to Shareholders

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December
31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.


Respectfully Submitted
THE AUDIT COMMITTEE


/s/ David C. Merritt           /s/ Craig A. Jacobson      /s/ Thomas D. Gordon
David C. Merritt, Chairman     Craig A. Jacobson          Thomas D. Gordon

                           SUMMARY COMPENSATION TABLE

     The table below shows, for the years ended December 31, 2000, 1999 and 1998, the annual and long-term compensation that was paid or accrued for those years to the Chief Executive Officer and the other four most highly compensated persons who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers").

                                                                                               Long -Term
                                               Annual Compensation                        Compensation Awards
                                      ---------------------------------------       ---------------------------------

Name and                                                                                      Securities
Principal Position               Year   Salary ($)   Bonus ($) Other ($) (1)            Underlying Options (#)
-----------------------------------------------------------------------------       ---------------------------------
James R. Parks                   2000      208,000      12,000           -0-                    7,000
CEO                              1999      208,000         -0-           -0-                      -0-
                                 1998      208,000      25,000           -0-                      -0-

Emory M. Cohen                   2000      350,000      50,000    (2) 47,936                   50,000
President and COO                1999      350,000      60,000    (2) 31,427                      -0-
                                 1998     *468,491      25,000        21,759                      -0-

Leon D. Silverman                2000      275,004      35,000    (3) 37,433                   50,000
Executive Vice President         1999      274,080      35,000   *(3) 46,439                      -0-
                                 1998      266,731      25,000         8,223                      -0-

Randolph D. Blim                 2000      211,847      35,000    (4) 19,504                   40,000
Senior Vice President            1999      205,797      35,000    (4) 19,504                      -0-
                                 1998     *281,883      25,000         4,504                      -0-

Robert McClain                   2000      185,004      35,000    (5) 22,221                   30,000
CFO, Vice President              1999      172,773      35,000    (5) 17,918                      -0-
and Secretary                    1998      159,006      25,000         9,600                      -0-


*Payment of compensation includes payments deferred from prior periods.

         Includes the value of additional benefits and automobiles provided to the employee.
(2)      Includes auto expense reimbursement of $12,000 in 2000 and $12,000 in 1999.
(3)      Includes auto expense reimbursement of $30,000 in 2000 and $35,035 in 1999.
(4)      Includes auto expense reimbursement of $15,000 in 2000 and $15,000 in 1999.
(5)      Includes auto expense reimbursement of $16,800 in 2000 and $16,800 in 1999.

                                  STOCK OPTIONS


     The Company's 1997 Incentive Stock Option Plan, as amended (the "Option Plan"), provides for an aggregate of 1,000,000 shares that may be purchased pursuant to incentive or nonqualified stock options granted to officers, directors or key employees at prices equal to or greater than the fair market value at the date of grant. All granted options currently outstanding; expire no later than 10 years from the grant date and are generally vested at date of grant. All options outstanding under the Option Plan were vested at December 31, 2000. Under a prior stock option plan, which has expired, 36,150 stock options remain outstanding and were exercisable at December 31, 2000.

     At December 31, 2000, under all plans, options with respect to 314,550 shares of Common Stock were outstanding, 264,550 of the options were exercisable and 288,100 shares remained available for future grant.

     The Company's Option Plan is administered by the Board of Directors.


Aggregated Option Exercises In Fiscal Year And Fiscal Year-End Option Values

     The following table sets forth select information relating to stock options exercised during 2000 and outstanding as of December 31, 2000, held by each of the Named Executive Officers.


_____________________________________________________________________________


                                                                       Number of Securities
                                                                           Underlying                Value of Unexercised
                                                                      Unexercised Options at         In-The-Money Options
                                                                         Fiscal Year-End            at Fiscal Year-End (1)
                                                                   -------------------------      -------------------------
                           Shares Acquired                                Exercisable /                Exercisable /
Name                           on Exercise       Value Realized           Unexercisable                Unexercisable
----                       ---------------       --------------           -------------                -------------
James R. Parks                           0                  $ 0              7,000 / 0                      $0 / $0
Emory M. Cohen                      61,147            $ 802,554             50,000 / 0                      $0 / $0
Leon D. Silverman                        0                  $ 0          22,594 / 50,000                    $0 / $0
Randolph D. Blim                         0                  $ 0             53,556 / 0                      $0 / $0
Robert McClain                      30,000             $ 33,750             30,000 / 0                      $0 / $0




     (1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 29, 2000 (the last trading day of 2000). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $1.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Option Grants in Last Fiscal Year

     The following table set forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 2000 to each of the Named Executive Officers.



                                                   Individual Grants
-----------------------------------------------------------------------------------------------------------------
                           Number of         % of Total
                          Securities          Options
                          Underlying        Granted to         Exercise
                           Options         Employees in       Price Per       Expiration          Grant Date
Name                     Granted (#)        Fiscal Year         Share            Date          Present Value (1)
------                  ---------------    --------------     -----------    -------------     ------------------
James R. Parks               7,000              3.6%            $4.13          4/25/10                 $27,650
Emory M. Cohen              50,000             25.4%            $4.13          4/25/10                $197,500
Leon D. Silverman           50,000             25.4%            $4.13          4/25/10                $197,500
Randolph D. Blim            40,000             20.3%            $4.13          4/25/10                $158,000
Robert McClain              30,000             15.2%            $4.13          4/25/10                $118,500



     (1) Fair value of common stock options is estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:



                                                                      2000
                                                            ---------------

                    Expected life (in years)                          10.00
                    Risk-free interest rate                            4.50
                    Volatility                                         1.22
                    Dividend yield                                      --
                    Fair value - grant date                            3.95


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of trade options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its options.

                        STOCK PERFORMANCE TABLE AND GRAPH

     The following Indexed Returns Performance Table and Graph compares the Company's cumulative total stockholder return on its Common Stock for the period from January 1, 1996 through December 31, 2000, with the cumulative return of the Standard and Poor's 500 Stock Index and a peer group of companies, the Standard and Poor's Entertainment Index, neither of which includes the Company. The Performance Graph assumes $100 invested on January 1, 1996 in the Company's Common Stock, the S&P Entertainment Index and the S&P 500 Index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                 Indexed Returns
                                                Base
                                               Period
Company/Index                                  Dec 95     Dec 96       Dec 97      Dec 98       Dec 99       Dec 00
----------------------------------------- ------------ ------------ ----------- ------------ ------------ -----------
Laser-Pacific Media Corp.                         100        83.33       24.93       320.80      1341.60      200.00
S&P 500 Index                                     100       122.96      163.98       210.85       255.21      231.98
S&P Entertainment-500                             100       101.53      148.15       200.72       234.87      200.48


(Performance Graph)

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to those persons known by the Company to own beneficially more than 5% of the Company's Common Stock as of April 15, 2001. On April 15, 2001 there were 7,751,295 shares of the Company's Common Stock outstanding. Except as otherwise noted, and subject to applicable community property and similar laws, each person listed has sole voting power (if applicable) and investment discretion with respect to the securities shown as beneficially owned. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.


Name and Address                                  Amount and Nature of         Percent of
Of Beneficial Owner                               Beneficial Ownership(1)        Class(1)

James R. Parks (2)                                               661,254        8.26%
1990 South Bundy Drive, Suite 550
Los Angeles, California 90025

Digital Creative Development Corporation (3)                   1,014,100       13.08%
67 Irving Place North, 4th Floor
New York, New York 10003
----------------------------------------

(1) For purposes of calculating each person's percentage, shares that may be acquired within 60 days upon exercise of warrants or stock options have been treated as outstanding.

(2) Includes 164,590 shares of Common Stock held by partnerships in which Mr. Parks is a partner, 250,000 shares issuable upon the exercise of outstanding warrants held by partnerships in which Mr. Parks is a partner, and 7,000 shares issuable upon the exercise of options held by Mr. Parks.

(3) Includes 178,600 shares of Common Stock held by Bruce Galloway for and on behalf of accounts over which he has control and 20,300 shares of Common Stock held by Ralph J. Sorrentino.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of April 15, 2001 by each of the Company's directors, the Company's chief executive officer and the four other most highly compensated executive officers of the Company, and by all of the Company's executive officers and directors as a group. On April 15, 2001 there were 7,751,295 shares of the Company's Common Stock outstanding. Except as otherwise noted, and subject to applicable community property and similar laws, each person listed has sole voting power (if applicable) and investment discretion with respect to the securities shown as beneficially owned. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

Name of                                        Amount and Nature of                Percent of
Beneficial Owner                             Beneficial Ownership (1)               Class (1)

James R. Parks (2)                                 661,254                            8.26%

Emory M. Cohen (3)                                 256,797                            3.29%

Leon D. Silverman (4)                               96,254                            1.24%

Randolph D. Blim (5)                                90,616                            1.16%

Robert McClain (6)                                  74,100                              *

Thomas D. Gordon (7)                                30,000                              *

Craig A. Jacobson (8)                               30,000                              *

David C. Merritt (9)                                10,000                              *

All Directors and Executive Officers             1,249,021                           15.17%
as a Group (7 persons) (10)

----------------------------------------


 *   Less than one percent.

(1) For the purposes of calculating each person's percentage and that of all officers and directors as a group, shares that may be acquired within 60 days upon the exercise of warrants, stock options have been treated as outstanding.
(2) Includes 7,000 shares issuable upon exercise of stock options, and also includes 164,590 shares of Common Stock held by partnerships in which Mr. Parks is a partner and 250,000 shares issuable upon the exercise of outstanding warrants held by partnerships in which Mr. Parks is a partner.
(3)  Includes 50,000 shares issuable upon exercise of stock options.
(4)  Includes 22,594 shares issuable upon exercise of stock options.
(5)  Includes 53,556 shares issuable upon exercise of stock options.
(6)  Includes 30,000 shares issuable upon exercise of stock options.
(7)  Includes 30,000 shares issuable upon exercise of stock options.
(8)  Includes 30,000 shares issuable upon exercise of stock options.
(9)  Includes 10,000 shares issuable upon exercise of stock options.
(10) Includes 233,150 shares issuable on exercise of stock options and 250,000 shares issuable upon exercise of warrants.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3 (e) under the Securities Exchange Act of 1934 (the "Exchange Act"), or representations that no Form 5s were required, the Company believes that with respect to the year ended December 31, 2000, its officers, directors and beneficial owners of more than 10% of its shares of Common Stock timely complied with all applicable Section 16 (a) filing requirements under the Exchange Act.


                              CERTAIN TRANSACTIONS

     James R. Parks, Chairman of the Board and Chief Executive Officer of the Company, is a Business Unit Leader of CBIZ Southern California Inc, formerly known as Parks, Palmer Business Services, Inc., which provides tax accounting and management consulting services to the Company. Parks, Palmer Business Services, Inc.'s billings for the year ended December 31, 2000 were approximately $77,000.

     In July 1997, the Company issued $1,000,000 of short-term Installment (Fixed Rate) Line of Credit Notes, Series 1997 to 35 Lake Avenue, a California limited partnership. James R. Parks, the Company's, Chief Executive Officer, is a partner in 35 Lake Avenue. The principal balance of the Notes bore interest at the rate of fourteen percent (14%) per annum. The accrued interest on the outstanding principal was payable on September 30, 1997, December 31, 1997, January 30, 1998, February 28, 1998 and March 30, 1998. The Company granted 35 Lake Avenue warrants to purchase 250,000 shares of the Company's common stock at the exercise price of $1.00 per share. In January 1998, 35 Lake Avenue agreed to amend the terms of the short-term Installment Line of Credit Notes extending the due date from March 30, 1998 until November 30, 1998. In consideration for the extension of the principal payments the expiration date of the warrants was extended for two additional years. On May 15, 1998, the outstanding principal balance on the notes was paid in full.

     In April 2001, the Company engaged Gerard Klauer Mattison & Co., Inc., as it's financial advisor. David Merritt, a director of the Company is a member of that firm. The non-refundable fee for this engagement is $15,000.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG LLP has been the Company's independent auditor since the Company's inception. Audit services performed by KPMG LLP in the fiscal year ended December 31, 2000, included the examination of, and reporting on, the annual consolidated financial statements of the Company, periodic discussions with management concerning accounting and reporting matters, and assistance and consultation in connection with filings with the Securities and Exchange Commission. The Board of Directors has retained KPMG LLP as the Company's independent accountants for the fiscal year ended December 31, 2001. A representative of KPMG LLP is expected to be present at the annual meeting of stockholders. The representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

     The Audit Committee has considered whether provision of the services provided below is compatible with maintaining KPMG LLP's (the Company's principal accountant) independence. The Audit Committee was presented certification of independence by KPMG LLP.

Audit Fees

     KPMG LLP billed the Company $94,500 for services provided for the annual audit and for the review of financial statements included in the Company's Form 10-Qs for the year-ended December 31, 2000.


All Other Fees

     During the fiscal year-ended December 31, 2000 KPMG LLP billed the Company no other fees.

                              STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received in writing by the Company at its principal executive offices for inclusion in the proxy statement and proxy card for that meeting pursuant to Rule 14a-8, under the Exchange Act no later than January 17, 2002. Under Rule 14a-4 promulgated under the Exchange Act, the Company may exercise discretionary voting authority at the 2002 Annual Meeting of Stockholders under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal no later than April 2, 2002, and the stockholder satisfies the other requirements of Rule 14a-4(c).

     In addition, the Company's Bylaws require that for nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the secretary of the Company, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, as amended or replaced, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined in subclause (c) (iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice must be delivered to the secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as wold be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     The chairman of the meeting has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in the Company's Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to stockholder proposals. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                               PROXY SOLICITATION

     The solicitation of proxies will be by mail. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements will be made with banks, brokerage firms and others to forward proxy materials to all holders of shares of Common Stock. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their reasonable expenses in forwarding this Proxy Statement and the accompanying materials regarding the Annual Meeting to stockholders.


                                  OTHER MATTERS

     The only business that the Board of Directors intends to act upon at the Annual Meeting consists of the matters set forth in this proxy statement, and the Board of Directors knows of no other matters that will be acted on by any person or group. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment.


                          ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annul Report on Form 10-K for the calendar year ended December 31, 2000, which comprises the Annual Report to Stockholders, is being mailed to the stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                      By Order of the Board of Directors
                                      Laser-Pacific Media Corporation

Hollywood, California                 /s/ Robert McClain
April 30, 2001                        Robert McClain, Secretary

                                                             Appendix A

                         Laser-Pacific Media Corporation
                             Audit Committee Charter


The Audit Committee of the Board of Directors of Laser-Pacific Media Corporation will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Audit Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Securities and Exchange Commission and the stock exchange where the Company's shares are traded (NASDAQ at the time of adoption of this charter). The members of the Committee will be elected annually at a meeting of the full Board.

RESPONSIBILITIES

The Audit Committee of the Board of Directors of Laser-Pacific is to assist the Board in fulfilling the Board's oversight responsibility by reviewing the financial information which is to be provided to the SEC and shareholders, the Company's systems of internal financial control, and the audit process. The Committee shall provide an avenue for communication between the independent accounts, financial management and the Board. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations.

The Audit Committee represents and advises the full Board of Directors in performing some of its oversight responsibilities, but does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements

AUTHORITY

The Committee may investigate any matter or activity involving financial accounting and financial reporting as well as the internal financial controls of the Company.

DUTIES

In carrying out it oversight responsibility the Audit Committee will:

i. Evaluate and recommend to the Board of Directors the firm of independent certified public accountants to be appointed as auditor of the Company, which firm shall be ultimately accountable to the Board of Directors.

ii. Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

iii. Review with the independent auditor the written statement from the auditor, required by Independence Standards Board Standard No. 1, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

iv. Review and discuss with management and the independent auditor the Company's annual audited financial statement, including a discussion of the auditor's judgement as to the quality of the Company's accounting practices and principles.

v. Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.

vi.  Review the adequacy of the Company's internal financial controls.

vii. Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

viii.Review material pending legal proceedings involving the Company and other contingent liabilities as relate to financial reporting.

ix. Review the adequacy of the Audit Committee Charter on an annual basis and recommend changes to the Board of Directors if the Committee determines changes are appropriate.

MEETINGS

The Audit Committee shall meet, either in person or telephonically, as often as may be deemed necessary or appropriate in its judgement. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make reports to shareholders as are required by applicable regulations. The majority of the members of the Audit Committee shall constitute a quorum.

Approved at a Meeting of the Laser-Pacific Board of Directors       June7, 2000


/s/ Robert McClain
Robert McClain,
Secretary